Wyeth-Ayerst Laboratories

September 30, 1997
Page 5






                                                              September 30, 1997




Wyeth-Ayerst Laboratories
P.O. Box 8299
Philadelphia, PA 19101-1245

Dear Sirs:

         This letter sets forth the proposed terms and conditions for an extension of the Agreement between Ostex International, Inc. ("OSTEX") and Wyeth-Ayerst Laboratories ("W-A") dated September 20, 1995, regarding detailing of diagnostic testing, prevention and treatment of osteoporosis to health care professionals.

1. OSTEX grants W-A a world-wide, non-exclusive right to detail osteoporosis diagnostic tests developed by OSTEX together with technology, data, test results, clinical and other studies related thereto and sales materials, medical education programs, disease management programs and sample tests so as to promote the sale and utilization of OSTEX's osteoporosis tests.

2. W-A grants OSTEX the non-exclusive right to detail W-A products marketed by W-A together with promotional, educational and sales materials so as to encourage the use of W-A's Premarin(R) family of products in the prevention and treatment of osteoporosis.

3. It is understood and agreed that each party shall determine, in its sole discretion, the detailing activities it shall undertake, including frequency, detail position, physician targets, field force commitment, call plan and whether or not to detail.

4. The parties shall appoint coordinators who shall meet regularly to develop advertising, marketing and sales programs, including sales training programs, for the OSTEX and W-A products to be detailed hereunder. Such programs may include medical education for health care professionals, disease management programs for managed care audiences and convention exhibits for key target audiences. Each party shall provide appropriate training materials and trainers to educate the trainers and/or sales representatives of the other party.

5. OSTEX agrees to conduct or arrange for the conduct of assays to generate data derived from osteoporosis diagnostic tests developed by OSTEX and utilized in patients receiving W-A products. OSTEX grants W-A the non-exclusive right to utilize OSTEX test data in detailing W-A products.

6. Neither party shall be obligated to make payments to the other for any rights granted or services to be performed hereunder. Each party shall be responsible for its own expenses in connection with negotiations, documents, or transactions, services or performance contemplated hereby and additionally neither party shall have any liability whatsoever for any fees or expenses of the other party owed to third parties.

7. Neither party shall have any responsibility for the hiring, firing, compensation or employee benefits of the other party's employees.
Except as specifically set forth herein, no employee or representative of a party shall have any authority to bind or obligate the other party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without such other party's written approval. OSTEX and W-A's legal relationship under this Agreement shall be that the parties are independent of each other and not that of partners or joint venturers. Neither party's representatives shall have any authority regarding sales of the other party's products or to bind or obligate the other party for any orders, prices, discounts, rebates, allowances, etc., or any other commercial terms and conditions of sale.

8. Each party hereby represents and warrants to the other that its products shall be approved by FDA for marketing; that neither the products' applications for market approval nor any other filing with FDA or other reports or records shall contain any misrepresentations of material fact. Each party further represents and warrants that in the performance of its obligations hereunder each party and its representatives shall at all times comply with all applicable laws, rules, and regulations issued or promulgated by any governmental authority having jurisdiction over the activities contemplated hereunder.

9. Each party shall give the other party notice of all complaints or adverse experiences associated with the products of the other party. If the information obtained indicates a serious or unusual experience or complaint, it shall be reported to the other party by telephone or in writing within twenty-four hours after initial receipt. Other information shall be reported within five working days. Reports shall contain the name, address and telephone number of the source, and an indication of the adverse drug experience or other complaint.

10. All advertising, marketing and sales promotion materials utilized hereunder shall be created by or on behalf of or approved by the party whose products are being described. Such materials shall be reviewed and approved by the other party prior to use by the other party which approval shall not be unreasonably withheld. All advertising, marketing and sales promotion materials, detailing and other activities by either party shall be in accordance with approved product labeling and all applicable laws and regulations.

11. No advertising, promotional, sales or publicity concerning this Agreement or the business relationship between OSTEX and W-A created hereby or wherein the name of the other party or its products are mentioned shall be released or made use of by anyone acting on behalf of a party without the prior approval of the other party. Nothing contained in this Section 11 shall be deemed to prohibit either party
         (a) from detailing with respect to the products of the other as provided herein or (b) from notifying appropriate governmental agencies in accordance with, or otherwise complying with the requirements of any applicable law or regulation.

12. The term of this Agreement shall be for one (1) year from the date hereof in accordance with the provisions of Section 12 of the
Agreement dated September 20, 1995. This Agreement may be extended for additional terms of one (1) year each upon the mutual agreement of the parties. Either party may terminate this Agreement by thirty (30) days' notice in writing to the other. Upon the effective date of termination, the detailing activities specified herein shall cease and promotional materials utilized shall be guarantied until disposition is agreed upon by the parties. Termination of this Agreement shall not relieve the parties hereto of any liability which accrued hereunder prior to the effective date of such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either party's right to obtain performance of any obligation provided for in this Agreement which expressly survives termination.

13. Nothing contained herein shall be deemed to grant to OSTEX, either expressly or impliedly, a license or other right or interest in any patent, trademark, trade name or logo or other similar property of W-A, except as may be necessary for OSTEX to detail W-A products hereunder. Nothing contained herein shall be deemed to grant to W-A, either expressly or impliedly, a license or other right or interest in any patent, trademark, trade name or logo or other similar property of OSTEX, except as may be necessary for W-A to perform its obligations hereunder.

14. Each party shall indemnify, defend and hold harmless the other and its officers, directors, agents, servants and employees against any and all claims, losses, damages and liabilities, including reasonable attorneys' fees, but excluding loss of profits and consequential damages, to the extent that any such claim, loss, damage or liability is based on or determined by a court of competent jurisdiction to result from or arise out of utilization of such party's products. Provided, however, that a party shall have no obligation to indemnify the other party for any act or omission of the other party or any employee, representative or agent thereof or any product of the other party or unapproved advertising, marketing, promotion or selling activity or warranties or representations of the other party or any violation of any applicable statute or regulation, or breach of this Agreement by the other party.

15. Except as otherwise expressly provided under this Agreement, each party shall hold in confidence all confidential information provided by the other party in furtherance of this Agreement. The foregoing confidentiality obligations shall not apply to:

         a) any information which at the time of disclosure or acquisition is part of the public knowledge or literature, or thereafter becomes part of the public knowledge or literature otherwise than by unauthorized disclosure by the recipient;

         b) any information which at the time of disclosure or acquisition was in the recipient's possession as evidenced by its written records; or

         c) any information which becomes available to the recipient from any other source not bound to secrecy to the disclosing party with respect to such information.

16. If the performance by either party is prevented, restricted or interfered with by reason of any event or cause whatsoever beyond the reasonable control of the party so affected, such party shall be excused from performance to the extent of such prevention, restriction or interference; provided that such cause is not the result of a breach of this Agreement. In any such case, prompt written notice shall be given by the affected party to the other of the existence of such cause and of readiness to resume performance. Labor disputes shall be deemed to be events beyond the reasonable control of the party affected, and neither party shall be required to settle a labor dispute against its will.

17. Neither party may assign this Agreement or rights granted hereunder in whole or in part without the written consent of the other party except to their affiliates or subsidiaries or to a successor to or assignee of all or substantially all of the pharmaceutical interests, assets and good will of the assigning party; provided, however, that W-A shall have the right to terminate this Agreement at any time on not less than fifteen (15) days' notice in writing to OSTEX upon the occurrence of any transaction or series of transactions which results in the transfer of ownership or control, directly or indirectly, of a majority of the capital stock, with right to vote, or of substantially all of the assets of OSTEX or of any parent company of OSTEX.

18. These terms and conditions constitute the complete and exclusive understanding of OSTEX and W-A with respect to the subject matter hereof, and no statements or agreements, oral or written, made prior to or at the signing hereof shall modify the written terms hereof. Neither party shall claim any modification or revision of any provision hereof unless such modification or revision is in writing, signed by the other party and states it is an amendment to this Agreement.

19. The failure on the part of OSTEX or W-A to exercise or enforce any rights conferred hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

20. The construction, validity and performance of this Agreement shall be governed in all respects by the laws of Pennsylvania, excluding, however, its laws respecting choice of law.

          If the foregoing terms and conditions meet with your approval, please signify your acceptance by signing, dating and returning the enclosed copy of this letter.

                                                    Very truly yours,



                                                    OSTEX INTERNATIONAL, INC.

                                                    By: /S/ Thomas A. Bologna
                                                        Thomas A. Bologna
                                                  President and Chief Executive
                                                           Officer

Accepted:

WYETH-AYERST LABORATORIES


By:  /S/ Susan Jasper

Title:  Group Product Director

Date:  October 20, 1997